Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated April 29, 2016, in Amendment No. 1 to the Registration Statement (Form F-3 No. 333-211047) and related Prospectus of VTTI Energy Partners LP for the registration of $500,000,000 of its common units.

/s/ Ernst & Young Accountants LLP

Rotterdam, The Netherlands

August 5, 2016